Exhibit 10.7(h)

SEVENTH AMENDMENT TO

DISTRIBUTION SERVICES AGREEMENT

(Wholesale Distribution)

This Seventh Amendment to the Distribution Services Agreement (this “Amendment”) is made and entered into as of December 3, 2014 (the “Amendment Effective Date”), by and between DYAX CORP. (“Dyax”) and ASD Specialty Healthcare, Inc. (“ASD”).

WHEREAS, Dyax and ASD entered into that certain Distribution Services Agreement, dated November 19, 2009, as amended (the “Agreement”), pursuant to which ASD provides distribution services to Dyax in connection with the product Kalbitor®; and

WHEREAS, pursuant to and in accordance with Section 15.5 of the Agreement, the parties desire to amend the Agreement to implement certain changes to the terms and conditions of the Agreement, as described below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Defined Terms.

Any capitalized terms that are used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.     Amendments.

“Wholesale Customers” The parties agree that Section 1.12 of the Agreement shall be deleted in its entirety and replaced with the following language:

1.12	“Wholesale Customers” shall mean hospital, institutional and other pharmacies that purchase Product for their own account for later resale or dispense to Patients. For the purpose of this Agreement “Wholesale Customer” shall also include physicians who purchase Product on a “buy and bill” basis. For the avoidance of doubt, “Wholesale Customers” shall not include distributors, other wholesalers or specialty pharmacies, except that ASD may sell Product to specialty pharmacies if approved in writing by Dyax.

3.     No Other Amendments.

Except as expressly amended the Agreement, as originally executed remains in full force and effect. It is agreed by the parties that all references to the Agreement hereafter made by them in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to refer to the Agreement as amended hereby.

4.         Entire Agreement.

This Amendment and the Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter.

5.          Counterparts.

This Amendment may be executed in multiple counterparts, each of which will be considered an original, but which together will constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their duly authorized officers or representatives as of the Amendment Effective Date.

ASD Specialty healthcare, inc.		DYAX CORP.

By:	/s/Matthew Johnson	By:	/s/Shawn Czado

Name:	Matthew Johnson	Name:	Shawn Czado

Title:	Chief Operating Officer ASD Healthcare	Title:	Senior Director
	12-3-2014		12-4-2014

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